Exhibit 10.15

FIRST AMENDMENT TO SERVICES AGREEMENT

This First Amendment to the Services Agreement (as defined below) (“First Amendment”) is entered into as of February 7, 2024, by and Dror-Ortho Design Ltd., a company organized under the laws of the State of Israel (“Company”) and Yehudah Englander, I.D number 035841501 (“Service Provider”). The Company and the Service Provider shall each be referred to as a “Party” and collectively as the “Parties”.

Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Services Agreement.

WHEREAS, on June 1, 2022, the Parties have entered into a Services Agreement (“Services Agreement”) pursuant to which it was agreed that Service Provider shall provide the Services to the Company; and

WHEREAS, the Parties have mutually agreed to amend certain provisions of the Services Agreement, as further detailed in this First Amendment.

NOW THEREFORE, in consideration for the mutual promises contained herein, the Parties hereby declare and agree as follows, as of the date set above:

1.	The following amendments shall be made, effective as of February 1, 2024:

(A)	Schedule A of the Services Agreement shall be amended, such that the description of “Services” shall also include “head of the Company’s audit committee”.

(B)	Schedule B to the Services Agreement shall be amended, such that (i) the monthly fee in respect of the Services shall be $US 2,500 + VAT; and (ii) in addition to the monthly fee, Service Provider shall be reimbursed each month for expenses incurred in connection with the Services and for which Service Provider received prior approval from the Company, in an amount not to exceed $500.

2.	Except as otherwise explicitly stated herein, the provisions of the Services Agreement shall continue to remain valid and in full force and shall apply to and govern the subject matter hereof and thereof.

3.	The Services Agreement and this First Amendment shall be read and construed together as a single agreement. In the event of any contradiction or inconsistency between the provisions of this First Amendment and the provisions of the Services Agreement, the terms of this First Amendment will prevail.

4.	The Services Agreement, as amended by this First Amendment, constitutes the entire understanding between the Parties and supersedes any and all prior discussions, agreements and correspondence with regard to the subject matter hereof.

5.	Any term of this First Amendment may be amended and the observance of any term of this First Amendment may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent executed by both Parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered.

/s/ Eliyahu Haddad		/s/ Yehudah Englander
Dror-Ortho Design Ltd.		Yehudah Englander

By:	Eliyahu Haddad
Title:	CEO